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                                                                    Exhibit 21.1

          LIST OF SIGNIFICANT SUBSIDIARIES OF FMC TECHNOLOGIES, INC.


COMPANY(1)                                               ORGANIZED UNDER LAWS OF

Direct Measurement Corporation                             Colorado
EMD SA de CV                                               Mexico
FA Sening GmbH                                             Germany
FMC Airline Equipment Europe SA                            Spain
FMC Argentina SA                                           Argentina
FMC Australia Ltd.                                         Australia
FMC Corporation UK Ltd.                                    United Kingdom
FMC Corporation UK Pension Plan                            United Kingdom
FMC do Brasil Industria e Comercio SA                      Brazil
FMC Europe NV                                              Belgium
FMC Europe SA                                              France
FMC Food Machinery SA                                      France
FMC Food Tech NZ Ltd                                       New Zealand
FMC Food Tech SL                                           Spain
FMC Funding Corporation                                    Delaware
FMC GmbH                                                   Germany
FMC Hong Kong Ltd.                                         Hong Kong
FMC International AG                                       Switzerland
FMC Italia SpA                                             Italy
FMC KK                                                     Japan
FMC Kongsberg International AG                             Switzerland
FMC Kongsberg Service Ltd.                                 United Kingdom
FMC Offshore Canada Company                                Canada
FMC Petroleum Equipment Malaysia Sdn. Bhd.                 Malaysia
FMC Productos Y Servicios SP de CV                         Mexico
FMC Sanmar Ltd.                                            India
FMC South Africa Pty. Ltd.                                 South Africa
FMC Southeast Asia Pte. Ltd.                               Singapore
FMC Thailand Ltd                                           Thailand
FMC Wellhead de Venezuela SA                               Venezuela
FMC Wellhead Equipment Sdn. Bhd.                           Malaysia
Food Machinery Coordination Center SA                      Belgium
Frigoscandia Equipment AB                                  Delaware
Frigoscandia Equipment Iberica SL                          Spain
Frigoscandia Equipment Inc                                 Delaware
Frigoscandia Equipment Pte. Ltd.                           Singapore
Frigoscandia Equipment Pty. Ltd.                           Australia
Frigoscandia Equipment SA                                  France
Key Technology Corporation                                 [STATE]
Kongsberg Offshore A/S                                     Norway
MODEC International LLC                                    Delaware
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(1) The names of various active and inactive subsidiaries have been omitted.
Such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
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Potato Processing Machinery AB                             Delaware
PT FMC Santana Petroleum Equipment                         Indonesia
Smith Meter GmbH                                           Germany
Smith Meter Inc.                                           Delaware
SOFEC, Inc                                                 Texas









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